Exhibit 5.2

September 21, 2010

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attn: P. Jerome Richey

Executive Vice President – Corporate Affairs,

Chief Legal Officer and Secretary

CONSOL Energy Inc.

8.00% Senior Notes due 2017 and 8.25% Senior Notes due 2020

Ladies and Gentlemen:

We have acted as special Virginia counsel to CONSOL Energy Inc., a Delaware corporation (the “Company”), in connection by issuance by the Company of (i) $1,500,000,000 aggregate principal amount of its 8.00% Senior Notes due 2017 (the “2017 Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 8.00% Senior Notes due 2017, and (ii) $1,250,000,000 aggregate principal amount of its 8.25% Senior Notes due 2020 (the “2020 Exchange Notes” and, collectively with the 2017 Exchange Notes, the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 8.25 % Senior Notes due 2020, which Exchange Notes will be guaranteed by certain subsidiaries of the Company (collectively, the “Subsidiary Guarantors”), including, without limitation, the Subsidiary Guarantors listed on Schedule 1 hereto (collectively, the “Virginia Guarantors” and, individually, a “Virginia Guarantor”). The Exchange Notes are proposed to be issued in accordance with the terms of (i) the indenture dated as of April 1, 2010, by and among the Company, the Subsidiary Guarantors signatory thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), for the issuance of 8.00% Senior Notes due 2017 (the “2017 Indenture”), as supplemented by the Supplemental Indenture, dated as of April 30, 2010, by and among the Company, certain of the Subsidiary Guarantors party thereto and the Trustee (the “2017 First Supplemental Indenture”), and Supplemental Indenture No. 2, dated as of June 16, 2010, by and among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “2017 Second Supplemental Indenture”), and (ii) the indenture dated as of April 1, 2010, by and among the Company, the Subsidiary Guarantors signatory thereto and the Trustee for the issuance of 8.25% Senior Notes due 2020 (the “2020 Indenture” and, collectively with the 2017 Indenture, the “Indentures”), as supplemented by the Supplemental Indenture, dated as of April 30, 2010, by and among the Company, certain of the Subsidiary Guarantors party thereto and the Trustee (the “2020 First Supplemental Indenture” and, collectively with the 2017 First Supplemental Indenture, the “First Supplemental Indentures”), and Supplemental Indenture No. 2, dated as of June 16, 2010, by and among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “2020 Second Supplemental Indenture” and, collectively with the 2017 Second Supplemental Indenture, the “Second Supplemental Indentures”).

In connection with rendering the opinions set forth below, we have examined the following documents:

(a) the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the Exchange Notes;

(b) the Prospectus contained in the Registration Statement (the “Prospectus”);

(c) the Indentures;

(d) the First Supplemental Indentures; and

(e) the Second Supplemental Indentures.

The documents referred to in clauses (a) through (e) above are referred to collectively as the “Subject Documents” and individually as a “Subject Document”.

In addition, we have examined and relied upon the following:

(i) a certificate from Stephen Johnson, Senior Vice President and General Counsel of the Company and Authorized Signatory of each Virginia Guarantor, certifying (A) with respect to each Virginia Guarantor that is a corporation (collectively the “Corporate Virginia Guarantors” and individually a “Corporate Virginia Guarantor”), as to true and correct copies of the articles of incorporation and bylaws of such Corporate Virginia Guarantor and resolutions of the board of directors of such Virginia Guarantor authorizing the transactions contemplated by the Subject Documents, (B) with respect to each Virginia Guarantor that is a limited liability company (collectively the “LLC Virginia Guarantors” and individually an “LLC Virginia Guarantor”), true and correct copies of the articles of organization and operating agreement of such LLC Virginia Guarantor and the resolutions of the managers of such LLC Virginia Guarantor authorizing the transactions contemplated by the Subject Documents and (C) with respect to the Virginia Guarantor that is a general partnership (the “Partnership Virginia Guarantor”), true and correct copies of the partnership agreement of the Partnership Virginia Guarantor and the resolutions of the partners of the Partnership Virginia Guarantor authorizing the transactions contemplated by the Subject Documents;

(ii) with respect to each Corporate Virginia Guarantor, a certificate issued by the State Corporation Commission of Virginia (the “SCC”), attesting to the continued existence and good standing of such Corporate Virginia Guarantor in the Commonwealth of Virginia (each, a “Good Standing Certificate”);

(iii) with respect to each LLC Virginia Guarantor, a certificate issued by the SCC, attesting that the certificate of organization of such Corporate Virginia Guarantor was issued by the SCC and that articles of cancellation have not been filed in connection therewith; and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, that (i) to the extent that we have reviewed and relied upon (A) certificates of the Company, the Virginia Guarantors or authorized representatives thereof, (B) representations of the Company or the Virginia Guarantors set forth in the Subject Documents and (C) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and (ii) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Each Corporate Virginia Guarantor is a validly existing corporation in good standing under the laws of the Commonwealth of Virginia as of the date set forth in its Good Standing Certificate. Each LLC Virginia Guarantor is a validly existing limited liability company under the laws of the Commonwealth of Virginia. The Partnership Virginia Guarantor is a validly existing general partnership under the laws of the Commonwealth of Virginia.

2. Each Virginia Guarantor has taken all necessary corporate, limited liability company or partnership, as applicable, action to authorize the execution and delivery of each of the Indentures, the First Supplemental Indentures or the Second Supplemental Indentures to which it is a party and to perform its obligations as a Subsidiary Guarantor thereunder.

The opinions set forth above are subject to the following qualifications, exclusions and limitations:

(a) We express no opinion with respect to the execution, delivery, validity, binding effect or enforceability of any of the Subject Documents.

(b) Our opinions are limited to the laws of the Commonwealth of Virginia, and we do not express any opinion concerning any other law. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws or regulations.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Buchanan Ingersoll & Rooney PC, counsel to the Company, may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Exchange Notes, as filed with the SEC as Exhibit 5.1 to the Registration Statement.

The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein.

Very truly yours,

/s/ McGuire Woods LLP

SCHEDULE 1

Virginia Guarantors

AMVEST COAL & RAIL, L.L.C., a Virginia limited liability company

AMVEST COAL SALES, INC., a Virginia corporation

AMVEST CORPORATION, a Virginia corporation

AMVEST GAS RESOURCES, INC., a Virginia corporation

AMVEST MINERAL SERVICES, INC., a Virginia corporation

AMVEST MINERALS COMPANY, L.L.C., a Virginia limited liability company

AMVEST OIL & GAS, INC., a Virginia corporation

CARDINAL STATES GATHERING COMPANY, a Virginia general partnership

CNX GAS COMPANY, LLC, a Virginia limited liability company

GLAMORGAN COAL COMPANY, L.L.C., a Virginia limited liability company

LAUREL RUN MINING COMPANY, a Virginia corporation

NICHOLAS-CLAY LAND & MINERAL, INC., a Virginia corporation

PETERS CREEK MINERAL SERVICES, INC., a Virginia corporation

TEAGLE COMPANY, L.L.C., a Virginia limited liability company

WOLFPEN KNOB DEVELOPMENT COMPANY, a Virginia corporation

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